                                                                 EXHIBIT (10)(v)
                           ASSET MANAGEMENT AGREEMENT


         THIS ASSET MANAGEMENT AGREEMENT is executed as of March 27, 2000, by and between RADIANT PARTNERS, LLC, a New York limited liability company (the "Manager") and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust (the "Trust") with principal executive offices at 551 Fifth Avenue, Suite 1416, New York, New York 10176.


                              W I T N E S S E T H:

         WHEREAS, the Board of Trustees of the Trust (the "Board") has determined that the best interests of the Trust's beneficiaries would be served by a reorganization of the Trust's management structure pursuant to which the management of the assets and supervision of the operations of the properties of the Trust and of its affiliates would be undertaken by an independent entity reporting to the Board;

         WHEREAS, the principal officers of the Manager previously held senior executive positions with the Trust and have a substantial familiarity with the assets of the Trust and of its affiliates, which assets consist of fee, leasehold and mortgage interests in office and residential buildings, shopping centers, and parking facilities (the "Properties" - such term to include properties owned or controlled, directly or indirectly, by affiliates of the Trust on the date hereof and by any future affiliates, including, without limitation, any liquidating trust to be created by the Trust, formed by and owned or controlled, directly or indirectly, by the Trust to own, operate and/or dispose of properties owned by the Trust or its affiliates);

         WHEREAS, the Trust desires to retain the Manager to operate and administer the Properties and to provide corporate management services, and the Manager is willing to be so retained and to perform such services during the term hereof and any extension thereof on behalf of the Trust and its affiliates;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                           ENGAGEMENT OF THE MANAGER

         1.1 APPOINTMENT. The Trust hereby retains the Manager, and the Manager hereby agrees to so serve, on the terms and conditions herein set forth, to provide asset and corporate management services with respect to the Trust and its affiliates and the Properties, in accordance with the terms of this Agreement.
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         1.2     SERVICES OF THE MANAGER.

                 (a) Subject to the other terms and provisions of this Agreement, the Manager shall be responsible for conducting and overseeing the business and financial affairs of the Trust and its affiliates pertaining to the ownership, management, operation, administration, promotion, maintenance, improvement and leasing of the Properties, and administration of its corporate functions including, but not limited to, the following:

                          (i)     Engaging a property manager to carry out the
day-to-day operation and management of each of the Properties, and overseeing and reviewing the performance by the property manager of the property manager's duties, including its collection and proper deposits of rental payments;

                          (ii)    Formulating and overseeing the implementation
of strategies for the management, operation, administration, promotion, maintenance, improvement, financing and refinancing, leasing, and disposition of the Properties;

                          (iii)   Reviewing on a periodic basis the property
manager's performance of maintenance and repairs, and arranging for supervision of tenant improvement work and capital improvement projects to be performed on behalf of the Trust and its affiliates, at the Properties;

                          (iv)    Disbursing all sums payable by the Trust and
its affiliates, including operating expenses, (including, but not limited to, Manager's compensation hereunder, other than compensation to be received in accordance with Section 2.2(b) hereof or Section 3(b) hereof) and capital expenditures;

                          (v)     Supervising the maintenance of the Trust's
and its affiliates' office records, books and accounts in accordance with the governing documents of the Trust and its affiliates, as now or hereafter amended (collectively, the "Trust Documents"), and in conformity with the accounting principles utilized by the Trust and its affiliates, and causing to be prepared and filed on behalf of the Trust and its affiliates, all reports, returns and statements required to be prepared or filed by the Trust and its affiliates;

                          (vi)    Retaining on behalf of the Trust and its
affiliates, and at the Trust's and its affiliates' sole cost, an independent certified public accountant to audit the financial statements for each fiscal year of the Trust and its affiliates and to prepare quarterly and other periodic reports reflecting, for such period, the financial status and activities of the Trust and its affiliates and the Properties;

                          (vii)   As and when necessary or appropriate in the
Manager's determination, engaging, at the Trust's and its affiliates' sole cost, consultants, appraisers, legal counsel and other professionals, in accordance with Article IV hereof;

                          (viii)  Reviewing and evaluating bids to purchase
from the Trust and its affiliates, any of the Properties or other assets and facilitating the consummation of the disposition of any Properties or other assets of the Trust and its affiliates;





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                          (ix)    Attending regular and special meetings of the
Trustees and, as and when requested, committee meetings of the Board of Trustees;

                          (x)     In general, providing to the Trust and its
affiliates the services currently performed by the senior officers of the Trust other than the chief financial officer and, after March 31, 2001, the chief financial officer, subject to the supervision of the Board, such services to include:

                                  (A)      recommending the timing and amount
of distributions to beneficiaries;

                                  (B)      recommending corporate finance
decisions;

                                  (C)      overseeing filings with the
Securities and Exchange Commission; and

                                  (D)      management of investor relations;
and

                          (xi)    Taking such other actions as may be necessary
or appropriate to assist the Trust and its affiliates, in conducting its business, including, but not limited to, causing the execution and delivery of all agreements in the ordinary course of business of the Trust and its affiliates, necessary in connection with the performance of the above_described duties and within the scope of the authority granted to the Manager hereunder.

         1.3     PERFORMANCE.

                 (a) The Manager shall perform its duties in a prudent and businesslike manner, and shall use commercially reasonable efforts to maximize the yield from the management, operation, maintenance, leasing, development and financing and, where appropriate, liquidation of the assets of the Trust and its affiliates. The Manager shall seek to realize the goals of the Trust and its affiliates, set forth in the Trust Documents or adopted by the Board of Trustees and shall conduct its activities hereunder (including the commencement and settlement of legal proceedings) in accordance with the Trust Documents and the directives of the Board of Trustees.

                 (b) Nothing herein shall constitute a representation, warranty or covenant by the Manager concerning the future performance of the Trust or its affiliates, as a whole or of any Property held by the Trust or its affiliates. Without limitation of the foregoing, the Manager has not made any representations concerning the fair market value of the Properties or any of the Trust's or its affiliates' other assets, the amounts which may be realized upon the disposition thereof, the revenues that may be received or costs (including finance costs) that may be incurred in connection with the operation, maintenance, improvement or disposition thereof.

         1.4 ROLE OF THE TRUST. The Board reserves the right to approve in advance, or delegate authority for such advance approval, to the Executive Committee or other committee or representative of the Board, any major investment, operating and financing decisions with respect





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to the Trust or its affiliates, the Properties and other assets now owned or hereafter acquired by the Trust or its affiliates, including, but not limited to, decisions to:

                 (a) sell, lease, assign, convey, mortgage, pledge or otherwise transfer or encumber any of the Properties or any interest of the Trust or its affiliates, other than the sale or disposition of miscellaneous assets not exceeding $50,000 for any transaction or series of related transactions and not required for the operations of the Trust or its affiliates or the Properties (such as obsolete computers or other equipment); provided, that the Manager shall not require advance approval for the execution of a tenant's lease for fewer than 20,000 square feet of rentable space of a Property;

                 (b) borrow money or establish credit facilities on behalf of the Trust or its affiliates (except for unsecured trade debt incurred in the ordinary course of business), or prepay the principal balance of any mortgage loan except out of the proceeds of the disposition or refinancing of assets securing such mortgage loan;

                 (c) commence legal actions on behalf of the Trust or its affiliates, except for actions to collect rent and evict tenants in default under their leases;

                 (d) merge the Trust or any of its affiliates with another entity, tender for Trust shares or shares or any of its affiliates, redeem shares or pay off liabilities of the Trust or its affiliates;

                 (e) confess a judgment, admit a liability or accept a settlement, compromise or payment of any claim, except for settlements of immaterial disputes (including lease terminations and bankruptcy settlements) with tenants;

                 (f)      write off assets;

                 (g)      make distributions to beneficiaries; and

                 (h)      purchase any assets or make any investments.

                                   ARTICLE II
                                  COMPENSATION

         2.1 ANNUAL FEE. As compensation for its services hereunder, the Manager shall receive a fee equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) per year (the "Annual Fee"). The Annual Fee shall be payable monthly in advance, in installments of One Hundred Twenty-five Thousand and 00/100 Dollars ($125,000.00), on the first business day of each month. If the Effective Date occurs on a date other than the first business day of a month, then the first payment of such fee shall take place one business day after the Effective Date and such fee shall be pro rated for such month. If this Agreement is terminated in accordance with Article III hereof on a date other than the last business day of the month, then such fee shall be pro rated for such month.





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         2.2     INCENTIVE FEE.

                 (a) As further compensation for its services hereunder, the Manager shall be paid a fee (the "Incentive Fee"), at the times and pursuant to the procedures set forth below, equal to ten percent (10%) of (A) the Excess Per Share Distribution, multiplied by (B) the number of Shares of the Trust in respect of which an Excess Per Share Distribution is made.

                 (b)      Definitions as used herein:

                          (i)     "Excess Per Share Distribution" means the
aggregate of all Distributions in respect of a single common share of beneficial interest of the Trust which exceeds $4.60 per share.

                          (ii)    "Distributions" means distributions first
made after March 1, 2000, other than the Impark Spinoff, (but not share repurchases) in respect of common shares of beneficial interest of the Trust, including distributions of cash, debt obligations and the fair market value of other property whether or not in connection with the Trust's liquidation, and the fair market value of any consideration received in exchange for common shares of beneficial interest by reason of a merger or consolidation with a third party entity or other similar transaction. In the event of a merger, consolidation or other similar business combination transaction, the Manager will receive a credit toward the Distribution amount equal to the fair market value of the consideration received by holders of common shares of beneficial interest of the Trust received in exchange for their common shares of beneficial interest of the Trust, including, but not limited to, the fair market value ascribed in the transaction to stock, preferred stock, debt instruments, cash, warrants, options, etc., received by the holders of common shares of beneficial interest of the Trust. For purposes hereof, "fair market value" in connection with a merger, consolidation or other similar business combination transaction shall be equal to the product of (A) the average of the closing prices of the common shares of beneficial interest of the Trust on the ten (10) consecutive trading days ending on the trading date immediately preceding the effective date of such transaction and (B) the total number of common shares of the Trust outstanding on the last such trading day. Except as otherwise provided herein, "fair market value" shall be determined by the Board of Trustees of the Trust in good faith; provided, however, that if the Manager disagrees in good faith with such determination, then the Manager shall be entitled to seek arbitration in accordance with Section 13.2 herein with respect to this issue. For purposes hereof, the "Impark Spinoff" means any distribution to holders of common shares of beneficial interest of the Trust of all or substantially all of the interests of the Trust in Imperial Parking Corporation in accordance with Imperial Parking Corporation's Form 10, as amended, filed with the Securities and Exchange Commission on March 2, 2000, as the same may be amended from time to time.

                 (c) Time of Payment The entire amount of the Incentive Fee, to the extent then earned, shall be paid to the Manager from time to time, as, when and if Distributions are made to shareholders of the Trust. The Incentive Fee shall be deemed earned when the aggregate Distributions per share first exceed the sum of $4.60. The amount of each payment of the Incentive Fee shall equal the entire Incentive Fee computed pursuant to Section 2.2(a), less the amount thereof which has theretofore been paid to the Manager.

                 (d) Survival of Incentive Fee Obligations Unless the Trust terminates this Agreement in accordance with Article III(a)(ii) or III(a)(v) hereof, the obligations of the Trust to pay





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the Incentive Fee shall survive the termination of this Agreement, and shall continue until the earlier of: (i) the Trust having been fully liquidated, (ii) the consummation of a merger, consolidation or other similar business combination transaction involving the Trust and (iii) June 30, 2003; provided, that, notwithstanding clause (iii) of this Section 2.2(d), the Incentive Fee, if any, may be paid after June 30, 2003 if and to the extent it is payable with respect to Distributions made after such date that are directly attributable to net proceeds received by the Trust from any sale or refinancing transaction with respect to real property assets owned by the Trust as of the date hereof, which transaction is consummated (x) on or before June 30, 2003 or (y) within six (6) months after June 30, 2003 and a definitive agreement with respect to such transaction is executed on or before June 30, 2003. If the Trust terminates this Agreement in accordance with Article III (a)(ii) or (III)(a)(v) hereof, then the obligations of the Trust to pay the Incentive Fee shall automatically terminate.

         2.3     COSTS, EXPENSES AND DISBURSEMENTS.

                 (a) In addition to the payments described in Sections 2.1 and 2.2 above, the Manager shall be reimbursed for (or, upon Manager's request, the Trust shall pay directly) all out-of-pocket costs and expenses incurred by the Manager in connection with the performance of its duties hereunder, including, without limitation, (i) all amounts paid for travel to and from the Properties, (ii) all fees and costs paid in connection with the business and operations of the Trust to Third Party Advisors (as defined in Section 4.1(a)) not directly paid for by the Trust; and (iii) the salary of the Trust's Chief Financial Officer for such time and at such amounts as mutually agreed upon by the Trust's Board and the Manager, but in no event shall the Trust pay such salary past March 31, 2001.

                 (b) All payments to be made by the Trust for reimbursement of the Manager pursuant to the provisions hereof shall be made within ten (10) days of the Trust's receipt of appropriate written evidence thereof. All direct payments by the Trust pursuant to the provisions hereof shall be made promptly as requested by the Manager, but also subject to prior receipt of appropriate written evidence thereof.

                 (c) Notwithstanding the foregoing, the Manager shall, on and after the Effective Date, credit the Trust, against the Annual Fee, with the first $35,000 of the salary of the person serving as Chief Financial Officer of the Trust, such credit to be effected in equal monthly amounts of $1,458.33 for each month of the Initial Term of this Agreement.


                                  ARTICLE III
                                      TERM

                 (a) The term of this Agreement shall commence as of the Effective Date and shall terminate on the earlier of:

                          (i)     the second anniversary of the Effective Date
(the "Initial Term");

                          (ii)    at the election of the Trust, a termination
effected in accordance with Article VIII hereof;





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                          (iii)   at the election of the Trust, any time
following the execution of an agreement relating to a merger, consolidation or other similar business combination transaction; provided, that, the Trust provides 30 days notice of such event to the Manager;

                          (iv)    at the election of the Trust, any time after
the Board of Trustees determines in good faith that the remaining equity of the Trust, including the preferred shares of the Trust, has a fair market value of less than $20,000,000; provided, that, the Trust provides 30 days notice of such event to the Manager; and

                          (v)     at the election of the Trust, any time prior
to June 1, 2000, it being understood that, notwithstanding anything in this Agreement to the contrary, the Trust may terminate this Agreement prior to the Effective Date in accordance with this clause.

         Notwithstanding the foregoing, the Initial Term may be extended by the Trust for one (1) additional twelve-month period (the "Extended Term"), provided that the Trust shall deliver written notice of such extension not later than six (6) months prior to the end of the Initial Term.

                 (b) If the Trust terminates this Agreement after the Effective Date and prior to the end of the Initial Term, or, having extended this Agreement, prior to the end of the Extended Term, other than, in either case, by reason of a termination in accordance with Article III (a)(ii) or III(a)(v) hereof, the Trust shall be required to pay to the Manager fifty percent of the entire amount of the unpaid Annual Fees which would have been earned by the Manager through the balance of the Initial Term or the Extended Term, as the case may be, had the Agreement not been so terminated; except that in no event will such payment be more than $750,000.00 or less than $500,000.00. In addition, upon the termination of this Agreement and regardless of whether such termination has occurred by reasons of the expiration of the Initial Term or the Extended Term or pursuant to Article VIII, the Trust shall pay to the Manager all accrued and unpaid Annual Fees, all unreimbursed costs and expenses incurred by the Manager for which reimbursement is required pursuant to Section 2.3.

                 (c) Effective Date The Effective Date of this Agreement is the date on which the employment of each of Anne Nelson Zahner, David Schonberger and Daniel P. Friedman has terminated pursuant to their Employment Agreements as each had been amended as of the date hereof.

                                   ARTICLE IV
                 RETENTION OF CONSULTANTS: ADDITIONAL SERVICES

         4.1     RETENTION OF THIRD PARTY ADVISORS.

                 (a) The Manager shall, subject to the reimbursement and direct payment requirements under Section 2.3, retain such third party consultants and professional advisors, as the Manager shall reasonably deem necessary for the operation and management of the Trust's and its affiliates' assets and otherwise required or necessary in order to enable the Manager to perform the management services undertaken by the Manager hereunder. Such third party consultants and professional advisors shall include property managers, attorneys, accountants, financing placement agents, insurance consultants, leasing agents, appraisers, construction managers, environmental engineers, asbestos abatement advisors, computer hardware and software and management





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information system consultants for the Trust's and its affiliates' operations, and brokers (collectively, "Third Party Advisors").

                 (b) The retention by the Manager of legal counsel and independent certified public accountants shall be subject to the approval of the Trust, which approval the Trust agrees it will not unreasonably withhold, condition or delay.

                 (c) The retention of general real estate consultants (e.g., appraisers, environmental engineers, asbestos abatement advisers, brokers, property managers, insurance agents, etc.) shall not require the approval of the Trust, provided such retentions are at market rates, and shall otherwise comply with all applicable provisions of the Trust Documents.

                 (d) The Manager agrees that during the term hereof, it will cause each of its members to continue to hold the officer positions currently held by them with the Trust, subject to the right of the Board to remove any or all of them at any time. The continued holding of such positions shall be for administrative and ministerial purposes only, and shall not require any of such persons to perform substantive tasks, it being understood that the performance by such persons of services related to the Trust or the Properties shall be carried out by such persons as members and employees of the Manager, except to the extent such officers are requested to review and execute
(i) reports, registration statements and other filings required to be filed with state, federal and other governmental authorities, including the Securities and Exchange Commission, and (ii) officers' certificates. The termination by the Trust of any of such person's position as an officer of the Trust or the voluntary termination by any such person of his or her position as an officer if such person is immediately replaced by a person reasonably acceptable to the Board of Trustees shall not constitute a default by the Manager under this Agreement.

                                   ARTICLE V
                               ACCOUNTING SYSTEM

         5.1 The Manager shall cause to be maintained by a Third Party Advisor an adequate and separate accounting system in connection with its management of the Trust and its affiliates, in accordance with sound business practices. The books and records shall be kept in a manner consistent with the Trust Documents and in conformity with the accounting principles utilized by the Trust and its affiliates and shall be maintained at all times at the principal place of business of the Manager. The Trust and its affiliates, through their duly authorized agents, shall have the right and privilege, during normal business hours, of examining, inspecting and copying such books and records. The principal place of business of the Manager shall be maintained at the address set forth for notices to the Manager in Article 11 below or such other address as the Manager shall notify the Trust of in writing.

                                   ARTICLE VI
                           RELATIONSHIP AND AUTHORITY

         The Trust and the Manager shall not, by virtue of this Agreement or the performance thereof by either party, constitute a partnership, joint venture or joint enterprise in the performance of the Manager's duties hereunder. The Manager may, at its election, so inform third parties with whom it deals on behalf of the Trust and may take other steps to carry out the intent of this Article 6.





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                                  ARTICLE VII
                               POWER OF ATTORNEY

         The Trust hereby irrevocably appoints the Manager, and any officer or agent of the Manager, with full power of substitution, its true and lawful attorney-in-fact with full, irrevocable power and authority in the Trust's place and stead and in the Trust's name and on the Trust's behalf or in Manager's own name, from time to time and at any time until the termination of this Agreement pursuant to Article III or Article VIII hereof, to do any and all things in the Manager's reasonable discretion required or desirable to be done to carry out the terms or to accomplish the purposes of this Agreement, consistent with and subject to the scope of the authority granted to the Manager under the terms of this Agreement. Nothing contained in this Article VII shall be construed to expand the scope of authority granted to the Manager under this Agreement. The Trust hereby ratifies all actions taken by or on behalf of the Trust pursuant to this power of attorney or otherwise as provided in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. The powers conferred on the Manager hereunder are solely to protect its interest and shall not impose any duty upon it to exercise any of such powers.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT: TERMINATION

         8.1

                 (a) Defaults. Each of the following events shall constitute an "Event of Default" by the Manager under this Agreement:

                          (i)     The failure by the Manager to perform any
material duty or obligation imposed upon it under this Agreement or any other material breach of this Agreement by the Manager; provided, however, that no such failure or breach shall be deemed to constitute an Event of Default unless such failure or breach continues for a period of thirty (30) days after the Manager's receipt of written notice from the Trust of such failure or breach or, if such failure or breach is not capable of being cured within said thirty
(30)-day period, the Manager shall have failed diligently and in good faith to commence to cure the same within said thirty (30)-day period and to have diligently continued to prosecute the same;

                          (ii)    The Manager's liquidation, bankruptcy or
insolvency, including:

                               (A)    the filing of a voluntary petition
seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or its filing an answer consenting to or acquiescing in any such petition; or

                               (B)    the expiration of ninety (90) days after
the filing of an involuntary petition under the Title 11 of the United States Code, or any involuntary petition seeking liquidation, reorganization, rearrangement or readjustment of its debts under the federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 90-day period; or





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
                  (iii) The commitment by the Manager of any act of fraud, willful misconduct or gross negligence in connection with the performance of its duties hereunder.

         (b) Termination Upon Default. The occurrence of an Event of Default shall entitle the Trust to terminate this Agreement upon two (2) days prior written notice to the Manager, without any further obligation or liability to the Manager other than the Trust's liability for any compensation or right to reimbursement accrued or otherwise payable under Article II hereof through the date of termination only and any liability under Article IX below.

                                   ARTICLE IX
                                INDEMNIFICATION

         (a) The Trust shall indemnify the Manager and any present or former officer, member, director, employee or agent of the Manager or the personal representatives thereof ("Manager Affiliates"), made or threatened to be made a party in any civil or criminal action or proceeding by any person (including by the beneficiaries of the Trust whether any such proceeding is brought directly or derivatively), arising out of or in connection with the execution and performance of this Agreement by the Manager and/or any Manager Affiliate, (including, but not limited to liabilities to persons relating to the use, occupancy, visitation, catastrophe or other event pertaining to the Properties) against judgments, fines, amounts paid in settlement and reasonable expenses, including, without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants incurred as a result of such action or proceeding or any appeal therein, all of which expenses as incurred shall be advanced by the Trust pending the final disposition of such action or proceeding, it being understood that such advances shall be returned by the Manager and/or Manager Affiliate to the Trust in the event that the Manager and/or Manager Affiliate, as the case may be, is finally determined not to be entitled to indemnification under the last sentence of this subsection. The Trust shall also provide such indemnification to any Manager Affiliate and the heirs, successors or assigns of such Manager Affiliate and his or her representatives brought by reason of, arising out of in connection with, or by virtue of the fact that such Manager Affiliate is or was a Trustee or officer of the Trust, (including indemnification in respect of any excise tax assessed on such a person in connection with service to an employee benefit plan), or served any other trust, partnership, corporation, limited liability company, joint venture, trust, employee benefit plan, or other entity or enterprise in any capacity at the request of the Trust or at the request of the Manager in connection with the services provided by the Manager hereunder. Such required indemnification shall be subject only to the exception that no indemnification may be made to or on behalf of the Manager or a Manager Affiliate in the event and to the extent that a judgment or other final adjudication adverse to the Manager or a Manager Affiliate establishes that his or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or it personally gained in fact a financial profit or other advantage to which he or it was not legally entitled (provided, however, that indemnification shall be made upon any successful appeal of any such adverse judgment or final adjudication).

         (b) If any proceeding is commenced in which any relief is sought against both the Trust and the Manager and/or a Manager Affiliate and the Manager or a Manager Affiliate seeks indemnification pursuant to this
Article IX, and the Manager or a Manager Affiliate reasonably determines that a conflict exists between the Trust and the Manager or a Manager Affiliate, separate counsel may be selected by the Manager to defend the Manager or a Manager Affiliate, and the fees, costs and disbursements of such separate





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
counsel shall be advanced by the Trust, subject, however, to reimbursement in the event that the Manager and/or Manager Affiliate, as the case may be, is finally determined not to be entitled to indemnification under the last sentence of subsection (a) above.

                 (c) In no event shall any party to any such proceeding be entitled to effect a settlement thereof without the written consent of all other parties to such proceeding unless such settlement:

                          (i)     results in a dismissal with prejudice as to
all of the claims in such proceeding with respect to a non-consenting party, and

                          (ii)    does not require the non-consenting party to
take any affirmative action (other than ministerial steps in connection with such settlement) and does not require the payment of any money by the non-consenting party.

                 (d) The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which the Manager or any Manager Affiliate, or their successors, assigns or the heirs or representatives, may be entitled apart from this Article IX under law or the Trust Documents, including such rights of indemnification as shall otherwise be available to the Manager or any Manager Affiliate by virtue of the fact that he or she previously served as an officer, Trustee, employee or agent of the Trust.

                 (e) Neither the Manager nor any of the Manager Affiliates shall be liable to the Trust or any of the beneficiaries of the Trust for any acts or omissions or for any error of judgment or mistake of fact or law, except for willful misconduct or gross negligence, but in no event shall the liability of the Manager or Manager Affiliate exceed the personal liability which would be imposed upon an officer of a corporation organized under the laws of the State of Delaware.


                                   ARTICLE X
                             WAIVER AND INVALIDITY

         10.1 WAIVER. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option. right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

         10.2 PARTIAL INVALIDITY. In case any one or more of the provisions contained in this Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                                   ARTICLE XI
                                   ASSIGNMENT

         Neither party shall assign or transfer or permit the assignment or transfer this Agreement without the prior written consent of the other party.

                                  ARTICLE XII
                                    NOTICES

         All notices provided for in this Agreement shall be in writing and shall be delivered personally or by postage-prepaid registered or certified mail, at the following address of each party:

         TO THE TRUST:

                 First Union Real Estate Equity and Mortgage Investments c/o Gotham Partners LLC
                 110 East 42nd Street, 18th Floor
                 New York, New York
                 Attention: William Ackman

                 Copies of all notices to the Trust to be sent to:

                 Fried, Frank, Harris, Schriver & Jacobson
                 One New York Plaza
                 New York, New York 10004-1980
                 Attention: Steven G. Scheinfeld, Esq.

         TO THE MANAGER:

                 Radiant Partners, LLC
                 551 Fifth Avenue, Suite 1416
                 New York, New York 10176
                 Attention: Daniel Friedman

         COPIES OF ALL NOTICES TO THE MANAGER TO BE SENT TO:

                 Herrick, Feinstein LLP
                 2 Park Avenue, 21st Floor
                 New York, New York 10011
                 Attention: Harvey S. Feuerstein, Esq.

         AND TO

                 Goldberg, Weprin & Ustin
                 1501 Broadway, 22nd Floor
                 New York, New York 10036
                 Attention: Andrew Albstein, Esq.

         Notice shall be deemed given upon receipt thereof. Any party hereto may change the address herein specified for notice purposes by ten (10) days' prior written notice to the other party. With the exception of default notices or a notice of the exercise of any right by a party to another party, copies of notices to attorneys are an accommodation only and are not necessary for the validity of a notice.


                                  ARTICLE XIII
                          APPLICABLE LAW; ARBITRATION

         13.1 GOVERNING LAW. This Agreement is made and entered into in the State of New York, and its interpretation, validity and performance shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

         13.2 ARBITRATION. Any dispute or controversy between the Manager or any of its employees or the Manager Affiliates, and the Trust or any of its affiliates arising in connection with this Agreement, any amendment thereof, or the breach thereof shall be determined and settled by arbitration in New York, New York, by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the Trust, its affiliates and the Manager and any of its employees or the Manager Affiliates and their respective legal representatives and judgment may be entered in any court having jurisdiction thereof. The expenses of such arbitration shall be paid by the party against whom the award shall be entered, unless otherwise directed by the arbitrators.


                                  ARTICLE XIV
                           MODIFICATION: COUNTERPARTS

         Any change or modification of this Agreement must be in writing signed by both parties hereto. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original.


                                   ARTICLE XV
                                 MISCELLANEOUS

         15.1 HEADINGS. Heading of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation of the scope of the particular Articles or Sections to which they refer.

         15.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement with respect to the subject matter hereof between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         15.3 CONSENTS. All consents to be given by the Trust or its partners must be in writing.

         15.4 NO PERSONAL LIABILITY. Notwithstanding anything contained herein to the contrary, this Agreement is made and executed on behalf of the Trust, a business trust organized under the laws of the State of Ohio, by its officer(s) on behalf of the Trustees thereof, and none of the Trustees or any additional or successor Trustee hereafter appointed, or any beneficiary, officer, employee or agent of the Trust shall, except as otherwise may be required by law, have any liability in such Trustee's, beneficiary's, officer's, employee's or agent's personal or individual capacity, but instead, all parties shall look solely to the property and assets of the Trust for satisfaction of claims of any nature arising under or in connection with this Agreement.

         15.5    Covenants.

                 (a) The Manager shall use reasonable efforts to ensure that all persons having dealings with the Trust through Manager shall be informed that no trustee, shareholder, officer or agent of the Trust shall be held to any personal liability, nor shall their private property be used for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the trust estate only shall be liable. The Manager recognizes and agrees that every agreement or other written instrument entered into by the Manager on behalf of the Trust shall contain a provision stating the above limitation.

                 (b) Notwithstanding any provision in this Agreement to the contrary, the Manager shall not knowingly take any action (including, without limitation, the furnishing or rendering of services to tenants of property or managing any real property) and shall use its reasonable efforts to avoid taking any action which would (1) adversely affect the status of the Trust as a real estate investment trust ("REIT"), as defined in the Internal Revenue Code of 1986, as amended or (2) materially violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Trust or over the Properties, or (3) otherwise not be permitted by Trust Documents.

                 (c) In the event that the terms of this Agreement at any time shall, in the opinion of counsel for the Trust, threaten to impair the status of the Trust as a REIT, then the Trust shall propose such amendments to or substitute arrangements for this Agreement, with prospective or retroactive effect, as may in its opinion be necessary to protect and preserve the status of the Trust as a REIT, provided the material economic terms hereof are not altered.

                 (d) If the Manager shall at any time become aware of facts or circumstances which might threaten to impair the status of the Trust as a REIT, then the Manager shall immediately make such facts and circumstances known to the Chairman of the Board of the Trust.

                 (e) The Manager agrees and understands that in the Manager's position with the Company, the Manager will be exposed to and receive information relating to the confidential affairs of the Trust and its affiliates, including, but not limited to, financial information, account data, technical information, business and marketing plans, strategies, customer information, other information concerning the Trust's products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Trust to be confidential and in the nature of trade secrets. The Manager agrees that during the term of this Agreement and thereafter, the Manager will keep such information confidential and not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Trust. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Manager will promptly supply to the Trust all property, keys, notes, memoranda, writings, lists, files, reports, tenant lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Manager during or prior to the term of this Agreement.

                 (f) The Manager shall at all times be controlled and majority-owned by two of the following individuals: Daniel Friedman, David Schonberger and Anne Nelson Zahner. Such individuals shall be the employees of the Manager who shall be primarily responsible for fulfilling the obligations of the Manager hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 RADIANT PARTNERS, LLC


                                 By: /s/ Daniel Friedman
                                     -------------------------------
                                     Daniel Friedman, Managing Member

                                     FIRST UNION REAL ESTATE EQUITY AND
                                     MORTGAGE INVESTMENTS


                                 By: /s/ William Ackman
                                     -------------------------------
                                     Name: William Ackman
                                     Title:  Chairman